UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

Post-Effective Amendment No. 1 to
Registration Statement on Form S-8, No. 333-165210
_________________________

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-0458329
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky	40391
(Address of principal executive offices)	(Zip Code)

Delta Natural Gas Company, Inc. Incentive Compensation Plan
(Full title of the plan)

John B. Brown
Chief Operating Officer, Treasurer & Secretary
Delta Natural Gas Company, Inc.
3617 Lexington Road
Winchester, KY 40391
859-744-6171
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer", "accelerated filer", "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Exchange Act. ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to Registration Statement on Form S-8, No. 333-165210 (the "Registration Statement") of Delta Natural Gas Company, Inc. (the "Registrant") is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the Delta Natural Gas Company, Inc. Incentive Compensation Plan (the "Plan"). The Registrant terminated the Plan effective September 20, 2017. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering through the Plan.

SIGNATURE

The Registrant.  Pursuant to the requirements of the Securities Exchange Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Winchester, State of Kentucky, on September 20, 2017.

DELTA NATURAL GAS COMPANY, INC.

By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance on Rule 478 under the Securities Act of 1933, as amended.

The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, State of Kentucky, on September 20, 2017.

DELTA NATURAL GAS COMPANY, INC.
INCENTIVE COMPENSATION PLAN

By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary
(Authorized Representative)